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Exhibit 10.2

[ORANGE COUNTY BUSINESS BANK LOGO]

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS
010174420	THE WILLDAN GROUP OF COMPANIES		06/24/05	NG1
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$8,000,000.00	Wall Street Journal Prime plus 0.250%	6.25%	07/31/07	Commercial

Creditor Use Only

PROMISSORY NOTE
(Commercial—Revolving Draw—Variable Rate)

DATE AND PARTIES.    The date of this Promissory Note [Note] is June 24, 2005. The parties and their addresses are:

  LENDER:
        ORANGE COUNTY BUSINESS BANK, N.A.
      4675 Mac Arthur Court Suite 100
      Newport Beach, California 92660
      Telephone: (949) 221-0001

  BORROWER:
        THE WILLDAN GROUP OF COMPANIES
      a CALIFORNIA Corporation
      2401 EAST KATELLA AVENUE #300
      ANAHEIM, California 92808

1.
DEFINITIONS. As used in this Note, the terms have the following meanings:

  A. Pronouns.    The pronouns "I", "me" and "my" refer to each Borrower signing this Note, individually and together. "You"and "Your" refer to the Lender.

  B. Note.    Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

  C. Loan.    Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

  D. Loan Documents.    Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

  E. Property.    Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

  F. Percent.    Rates and rate change limitations are expressed as annualized percentages.

2.
PROMISE TO PAY. For value received, I promise to pay you or your order, at yours address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum outstanding principal balance of $8,000,000.00 (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note is paid in full and Lender has no further obligations to make advances to you under this Loan.

I may borrow up to the Principal amount more than one time.

All advances made will be made subject to all other terms and conditions of this Loan.

ADDTIONAL NOTE PROVISION

Pursuant to the terms and conditions of the herein describe Note, Two million dollars ($2,000,000.00) of the revolving line of credit can be converted to two term loans and is subject to the following provisions

  •
  A maximum one million dollars ($1,000,000.00) for expenses incurred to start up a new division and or business unit of Borrower can be converted to a multiple advance loan for up to two (2) years. At the end of the multiple advance period the total amount advanced up to one million dollars ($1,000,000.00) will be converted to a fully amortized term loan for a period of up to three (3) years.

  •
  A maximum one million dollars ($1,000,000.00) for the acquisition of other companies can be converted to a fully amortized term loan for a period of up to three years.

  •
  Once the conversion of either or both term loans has been executed, the amount available for borrowing hereunder shall be permanently reduced by the total balance(s) of such amount.

3.
INTERST. Interest will accrue on the unpaid Principal balance of this Note at the rate 6.25 percent (Interest Rate) until June 26, 2005, after which time it may change as described in the Variable Rate subsection.

  A. Interest After Default.    If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note. In such event, interest will accrue on the outstanding Principal balance at the variable Interest Rate in effect from time to time, plus an additional 6.000 percent until paid in full.

  B. Maximum Interest Amount.    Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

  C. Statutory Authority.    The amount assessed or collected on this Note is authorized by the California Banking Law ICal. Fin Code. Div, 1).

  D. Accrual.    During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.

  E. Variable Rate.    The Interest Rate may change during the term of this transaction.

    (1)
    Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks known as the Wall Street Journal Prime Rate.

    The Current Index is the most recent index figure available on each Change Date. You do not guaranty by selecting this index, or the margin that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this index is no longer available, you will substitute a similar index. You will give me notice of your choice.

    (2)
    Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change June 25, 2005 and daily thereafter.

    (3)
    Calculation Of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 0.250 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

    (4)
    Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

4.
ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and charges.

  A. Nonrefundable Fees and Charges.    The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

    UCC Fees. A(n) UCC Fees fee of $50.00 payable from the loan proceeds.
     Loan Fee. A(n) Loan Fee fee of $5,000.00 payable from the loan proceeds.
     Document Preparation. A(n) Document Preparation fee of $250.00 payable from the loan proceeds.

5.
REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

  A. Late Charge.    If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment or $5.00, whichever is greater I will pay this late charge promptly but only once for each late payment.

  B. Returned Check Charge. I agree to pay a fee not to exceed $25.00 for each check, negotiable order of withdrawal or draft I issue in connection with this Loan that is returned because it has been dishonored.

6.
GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as a part of this Loan, as modified, amended or supplemented. The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated. When I sign this Note, I represent to you that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

7.
PAYMENT. I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning July 31, 2005, then on the same day of each month thereafter. Any payment scheduled for a date falling beyond the last day of the month, will be due on the last day. A final payment of the entire unpaid outstanding balance of Principal and interest will be due July 31, 2007.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Interest payments will be applied first to any charges I owe other than late charges, then to accrued, but unpaid interest, then to late charges. Principal payments will be applied first to the outstanding Principal balance, then to any late charges. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

8.
PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9.
LOAN PURPOSE. The purpose of this Loan is to pay short term operating expenses.

10.
SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document
Security Agreement—THE WILLDAN GROUP OF COMPANIES	THE WILLDAN GROUP OF COMPANIES
11.
DUE ON SALE OR ENCUMBRANCE. You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property. This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable. However, if I am in default under this Agreement, I may not sell the inventory portion of the Property even in the ordinary course of business.

12.
WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

  A. Additional Waivers By Borrower.    In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

    (1)
    You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

    (2)
    You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

    (3)
    You may release, substitute or impair any Property securing this Note.

    (4)
    You, or any institution participating in this Note, may invoke your right of set-off.

    (5)
    You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

    (6)
    I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

    (7)
    I agree that you may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.

  B. No Waiver By Lender.    Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

13.
SUSPENSION OF REMEDIES. You may not use any Remedy if I fail to make a payment which becomes due during a disability claim period and for which disability insurance coverage is provided. However, this term will not prohibit the use of any remedy if a payment is for an amount advanced after I have given you notice of a disability claim, unless a different disability causes the nonpayment.

14.
COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

15.
APPLICABLE LAW. This Note is governed by the laws of California, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in California, unless otherwise required by law.

16.
JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

17.
AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is Unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

18.
INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

19.
NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

20.
CREDIT INFORMATION. I agree to supply you with whatever information you reasonably feel you need to decide whether to continue this Loan. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

21.
ERRORS AND OMMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your request within thirty (30) days.

22.
WAVIER OF JURY TRIAL. All of the parties to this agreement agree to waive our respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding, or hearing brought by either party on any matter arising out of or in any way related to this transaction, the parties' relationship or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation in effect or as amended.

23.
SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

  BORROWER:

    THE WILLDAN GROUP OF COMPANIES

By:	/s/ Dan W. Heil DAN W. HEIL, CHAIRMAN OF THE BOARD

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  Exhibit 10.2
PROMISSORY NOTE (Commercial—Revolving Draw—Variable Rate)